UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2008

CB RICHARD ELLIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600, Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 405-8900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01	Entry into a Material Definitive Agreement.

On June 2, 2008 at the Company’s 2008 Annual Stockholders’ Meeting, the Company’s stockholders approved the CB Richard Ellis Group, Inc. Second Amended and Restated 2004 Stock Incentive Plan (the “Restated Plan”) as recommended by the Company’s Board of Directors, which had previously approved the Restated Plan, subject to stockholder approval.

The Restated Plan amends and restates the Company’s existing Amended and Restated 2004 Stock Incentive Plan principally to:

•	Increase the share reserve by 10,000,000 shares to a total of 30,785,218 shares;

•	Require a minimum vesting period of three years for restricted stock awards and restricted stock units, subject to a 5% non-restricted pool;

•	Place a cap (75% of the share reserve) on the amount of full value awards that may be granted (that is, other than stock options and stock appreciation rights);

•	Remove the full value awards ratio (currently 2.25:1) so that all awards are treated 1:1 as a reduction from the share reserve upon grant;

•	Require that the plan administrator be a committee of directors who are deemed independent under New York Stock Exchange Rules;

•

Restrict the ability of the Board to make certain amendments without stockholder approval, e.g., increasing the number of shares that may be issued under the plan, increasing participants’ accrued benefits, modifying the requirements for participation, allowing acceleration other than as permitted in connection with death, disability, retirement or change in control, reducing the exercise price of a stock option or stock appreciation right, and canceling or exchanging an award for other consideration;

•

Provide for performance-based awards that satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which provides the Company greater tax efficiency for certain awards that vest in accordance with performance criteria;

•	Reduce the term of options to seven years from 10;

•	Place a cap of 2,000,000 shares that applies to all awards in the aggregate that any participant may receive in a fiscal year;

•	Change various definitions (e.g., Fair Market Value and Change of Control), to provide more current terminology and satisfy the rules of Section 409A of the Code; and

•	Eliminate historical private-equity related language that is no longer relevant.

The foregoing summary is qualified in its entirety by reference to the full text of the Restated Plan that is attached as an exhibit to this report as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.

10.1	Second Amended and Restated 2004 Stock Incentive Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 6, 2008	CB RICHARD ELLIS GROUP, INC.

	By:	/s/ KENNETH J. KAY
Kenneth J. Kay
Chief Financial Officer